Exhibit 10.16.1

AGREEMENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AGREEMENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made as of December 28, 2008, by and between MEXICAN RESTAURANTS, INC., a Texas corporation (the “Borrower”), and WELLS FARGO BANK, N.A., a national banking association (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to a certain Credit Agreement, dated as of June 29, 2007, as amended (the “Credit Agreement”); terms used herein and not otherwise defined are used herein as defined in the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lender amend Sections 1.1 and 7.1(c) of the Credit Agreement and consent to the sale of the La Senorita Business (as defined below);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.

1.1           The defined term “Growth Capital Expenditures” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Growth Capital Expenditures.  Capital Expenditures for growth including, but not limited to, New Construction relating to Operating Units and the acquisitions of restaurants, including remodeling and renovation expenditures for any restaurant, but excluding such remodeling and renovation expenditures to the extent (a) funded by insurance proceeds or (b) funded by the Borrower (i) to satisfy deductibles for insured losses or (ii) to implement improvements required by building codes not covered by insurance proceeds.”

1.2           Section 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Commitments to Make Growth Capital Expenditures.   The Borrower and its Subsidiaries will not make or commit to make (by entering into a lease or other agreement) any Growth Capital Expenditures (i) during Fiscal Year 2009, in excess of $1,000,000 and (ii) during Fiscal Year 2010, in excess of $1,200,000.”

2.           Consent to Sale of La Senorita Business.  Notwithstanding Section 8.4 of the Credit Agreement, the Lender hereby consents to the sale (the “Proposed Sale”) by the Borrower and certain of its Subsidiaries of all or substantially all of the assets of their La Senorita restaurants and the equity interests of the La Senorita Franchise Company (the “La Senorita Business”), subject to the following conditions:

(a)           the Proposed Sale shall occur on or before April 10, 2009 on substantially the same terms specified in the Letter of Intent, dated as of July 11, 2008 (as amended February __, 2009) executed and delivered by Hacienda Mexican Restaurants and LAS Acquisition Company, Inc., on the one hand, and the Borrower and certain of its Subsidiaries, on the other hand;

(b)           immediately prior to the Proposed Sale and after giving effect thereto no Default shall have occurred and be continuing;

(c)           copies of all documents relating to the Proposed Sale and any other documents (financial or otherwise) reasonably requested by the Lender (including, without limitation, invoices for legal fees and other deal expenses related to the Proposed Sale) shall have been delivered to the Lender as and when requested; and

(d)           one hundred percent (100%) of the proceeds of the Proposed Sale, which shall not be less than $2,600,000, net of legal fees and other deal expenses related to the Proposed Sale (the “Net Proceeds”), shall be paid directly from the purchaser of the Business to the Lender for application by the Lender to the Obligations in accordance with the Credit Agreement.

3.           Effects of Proposed Sale.  From and after the consummation of the Proposed Sale,

(a)           all Consolidated EBITDA generated by the Proposed Sale and the La Senorita Business during any Measurement Period during which the Proposed Sale was consummated shall be disregarded for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Total Leverage Ratio; and

(b)           the Commitment shall be reduced by an amount equal to one hundred percent (100%) of the Net Proceeds paid to the Lender pursuant to Section 2(d) above.

4.           Conditions to Effectiveness.  The amendments to the Credit Agreement contemplated hereby shall become effective as of the date first written above, provided that (i) the Lender shall have received from the Borrower a counterpart of this Amendment duly executed by the Borrower and (ii) the Borrower shall have paid the attorneys’ fees of the Lender incurred in connection with this Amendment.

5.           Representations.

The Borrower represents and warrants to the Lender, as follows:

(a)           upon giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof;

(b)           the representations and warranties contained in Section V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date); and

(c)           the resolutions referred to in Section 4.1 of the Credit Agreement remain in full force and effect on and as of the date hereof.

6.           General.  The foregoing amendments to the Credit Agreement are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter.  The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby.  This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, THIS AGREEMENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT has been executed as a sealed instrument as of the date first written above.

MEXICAN RESTAURANTS, INC.

By:    /s/ Andrew J. Dennard
Name:   Andrew J. Dennard
Title:     Executive Vice President & CFO

WELLS FARGO BANK, N.A

By:    /s/ Stephen A. Leon
Name:   Stephen A. Leon
Title:     Managing Director